EXHIBIT 8

TERMINATION OF VOTING AGREEMENT

This Termination of Voting Agreement (the “Termination”) is made and entered into effective as of November 19, 2010, by and among David J. Stern (“Stern”), the Law Offices of David J. Stern, P.A., a professional association licensed to practice law in the State of Florida (“DJS”), Stern Holding Company – PT, Inc. (f/k/a Professional Title and Abstract Company of Florida, Inc.), a corporation organized under the laws of the State of Florida (“PTA”), Stern Holding Company – DS, Inc. (f/k/a Default Servicing, Inc.), a corporation organized under the laws of the State of Florida (“DSI”), FlatWorld DAL, LLC, a Delaware limited liability company (“FlatWorld”), Jeffrey Valenty (“Valenty”), Nagina Partners LLC, a Delaware limited liability company (“Nagina”), DJSP Enterprises, Inc. (f/k/a Chardan 2008 China Acquisition Corp.), a BVI business company organized under the laws of the British Virgin Islands, (the “Company”) and certain shareholders of the Company who are signatories hereto (the “Principals”).  Stern, DJS, PTA, DSI, FlatWorld, Valenty, Nagina, the Principals and the Company are collectively referred to herein as the “Parties.”

Recitals

A.          The Parties are parties to that certain Voting Agreement, dated as of January 15, 2010 (the “Voting Agreement”).

B.           The Parties desire to terminate the Voting Agreement, effective immediately.

C.           Pursuant to Section 4.9 of the Voting Agreement, no provision of the Voting Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such wavier, amendment, supplement or modification is in writing and signed by an authorized representative of the Party against whom it is sought to be enforced.

Therefore, the Parties agree as follows:

1.           Termination.  The Parties agree that the Voting Agreement is cancelled and terminated with no further action required by any person or entity.  None of the Parties shall have any rights or obligations as among each other with respect to the Voting Agreement or with respect to the subject matter of the Voting Agreement.

2.           Successors and Assigns.  This Termination shall (a) be binding on the Parties and their respective successors and assigns, and (b) inure to the benefit of the Parties and their respective successors and assigns.

3.           Counterparts.  This Termination may be executed in any number of counterparts (including by facsimile or electronic transmission) and by the Parties in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Termination by facsimile or electronic transmission shall be equally as effective as delivery of an original executed counterpart of this Termination.

4.           Governing Law.  This Termination shall be governed by and construed in accordance with the laws of the British Virgin Islands, without respect to its conflict of law principles.

[Signatures Appear on the Following Page]

IN WITNESS WHEREOF, the Parties hereto have executed this Termination as of the date first above written.

/s/ David J. Stern
David J. Stern
Dated: November 19, 2010

Law Offices of David J. Stern, P.A.

By:	/s/ David J. Stern
David J. Stern
President
Dated:	November 19, 2010

Stern Holding Company – PT, Inc.

By:	/s/ David J. Stern
David J. Stern
President
Dated:	November 19, 2010

Stern Holding Company – DS, Inc.

By:	/s/ David J. Stern
David J. Stern
President
Dated:	November 19, 2010

DJSP Enterprises, Inc.

By:	/s/ Stephen J. Bernstein
Stephen J. Bernstein
President
Dated:	November 19, 2010

FlatWorld DAL, LLC

By:	FORTUNA CAPITAL PARTNERS LP, its Member

By:	FORTUNA CAPITAL CORP., its General Partner

By:	/s/ Jeffrey Valenty
Title:	President
Dated:

/s/ Jeffrey Valenty
Jeffrey Valenty
Dated:

Nagina Partners LLC

By: Nagina Engineering Investment Corp.

By	/s/ Raj Gupta
Raj Gupta
President
Dated:

PRINCIPALS

Kerry Propper

By:	/s/ Kerry Propper
Dated:	November 22, 2010

Steven Urbach

By:	/s/ Steven Urbach
Dated:	November 22, 2010

Jonas Grossman

By:	/s/ Jonas Grossman
Dated:	November 22, 2010

George Kaufman

By:	/s/ George Kaufman
Dated:	November 22, 2010

Todd Gold

By:	/s/ Todd Gold
Dated:	November 22, 2010

Jiangnan Huang

By:
Dated:

Royal Holdings

By:	/s/ Michael Walas
Dated:	November 22, 2010

Dr. Richard D. Propper

By:	/s/ Richard D. Propper
Dated:	November 22, 2010

Paula Beharry

By:	/s/ Paula Beharry
Dated:	November 22, 2010

Daniel Beharry

By:	/s/ Daniel Beharry
Dated:	November 22, 2010

Li Zhang

By:	/s/ Li Zhang
Dated:	November 30, 2010

Li Ping He (as custodian for Tiffany He)

By:	/s/ Li Ping He
Dated:	November 30, 2010

Li Gong

By:
Dated:

Dr. Jianjun Shi

By:
Dated:

Xiaosong Zhong

By:
Dated:

Carman Ramirez

By:	/s/ Carman Ramirez
Dated:	November 23, 2010

Edward Carter

By:
Dated:

Ida Carter

By:
Dated: